ASSISTANT SECRETARY'S CERTIFICATE

     THE UNDERSIGNED, Elba Vasquez, Vice President and Assistant Secretary of Dreyfus Municipal Money Market Bond Fund, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board members by unanimous written consent, dated June 1, 1999, authorized the signing by Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy,
Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie
Pierce, Elba Vasquez, and Karen Jacoppo-Wood on behalf of the proper officers of the Fund pursuant to a power of attorney:

          RESOLVED, that the following persons be, and they hereby are, elected to the offices set forth opposite their respective names, to serve at the pleasure of the Fund's
          Board:

          President   and   Treasurer                  Marie   E. Connolly
          Vice  President  and  Secretary              Margaret  W. Chambers
          Vice  President  and Assistant Treasurer     John  P. Covino
          Vice  President  and Assistant Treasurer     Mary  A. Nelson
          Vice  President and Assistant Treasurer      George  A. Rio
          Vice  President and Assistant Treasurer      Joseph  F. Tower, III
          Vice  President, Assistant Treasurer and     Frederick C. Dey
          Assistant Secretary
          Vice  President, Assistant Treasurer and     Stephanie Pierce
          Assistant Secretary
          Vice President and Assistant Secretary       Douglas  C. Conroy
          Vice President and Assistant Secretary       Christopher J. Kelley
          Vice President and Assistant Secretary       Kathleen K. Morrisey
          Vice   President  and  Assistant  Secretary  Elba Vasquez
          Vice   President  and  Assistant  Secretary  Karen Jacoppo-Wood

          ;and be it further

          RESOLVED, that the Registration Statement and any and all amendments and supplements thereto may be signed by any one of Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez, and Karen Jacoppo-Wood, as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.

     In WITTNESS THEREOF, I have hereunder signed by name and affixed the seal of the Fund on June 23, 1999.

                                        /s/Elba Vasquez
                                        ________________________
                                        Elba Vasquez
                                        Vice President and Assistant
Secretary
(SEAL)